EXHIBIT 23.6


PRICEWATERHOUSECOOPERS
--------------------------------------------------------------------------------
                                                  PricewaterhouseCoopers
                                                  One Kingsway
                                                  Cardiff CF10 3PW
                                                  Telephone +44 (0) 29 2023 7000
                                                  Facsimile +44 (0) 29 2080 2400




                       CONSENT OF PRICEWATERHOUSECOOPERS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated July 12, 2000, except for the contents of Note 45 which is as of August 18, 2000, relating to the financial statements and financial statements schedules of Hyder plc, which appears in PPL Corporation's Current Report on Form 8-K dated October 20, 2000.

We also consent to the reference to us under the heading "EXPERTS" in such Registration Statement.

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers
Cardiff, United Kingdom
29 January 2001